UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 27, 2009
(Date of earliest event reported)
Akorn, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	001-32360 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
1925 West Field Court, Suite 300
Lake Forest, IL 60045
(Address of principal executive offices, zip code)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously reported, on April 13, 2009 Akorn, Inc. (“Akorn”) and Akorn (New Jersey), Inc. (together with Akorn, the “Borrowers”) entered into a Modification, Warrant and Investor Rights Agreement (the “Modification Agreement”) with EJ Funds LP (“EJ”) that, among other things, (i) modified certain terms of the Credit Agreement, dated January 7, 2009, originally among the Borrowers and General Electric Capital Corporation (“GECC”) as lender and agent, (ii) granted a security interest in and lien upon all the collateral under the Credit Agreement to the John N. Kapoor Trust dated September 20, 1989 (the “Kapoor Trust”) as security for the Subordinated Promissory Note dated July 28, 2008 in the principal amount of $5,000,000 (the “Subordinated Note”) payable by Akorn to the Kapoor Trust and (iii) provided that the Borrowers would execute security documents, reflecting that security interest and lien, substantially similar to the corresponding security documents under the Credit Agreement.
     Pursuant to the Modification Agreement, on May 27, 2009, the Borrowers and the Kapoor Trust entered into a Guaranty and Security Agreement (the “Guaranty and Security Agreement”) pursuant to which, among other things, each Borrower guaranteed the obligations of the other Borrower under the Subordinated Note and granted a security interest to the Kapoor Trust, in the collateral described in the Guaranty and Security Agreement, as security for the Subordinated Note. The obligations of the Borrowers are secured by substantially all of the assets of the Borrowers, including pledges of the trademarks and patents held by Akorn, and Akorn’s ownership interests in Akorn NJ, but excluded Akorn’s ownership interest in Akorn-Strides, LLC and in certain licenses and other property in which assignments are prohibited by confidential provisions. The security interests granted by the Borrowers to the Kapoor Trust are junior to those held by EJ (GECC’s assignee) as security for the Borrowers’ obligations under the Credit Agreement, and the Kapoor Trust’s rights to enforce its rights with respect to the collateral are generally subject to the prior rights of EJ. In addition, for so long as EJ (and its affiliates, if any) hold a sufficient interest in the Borrowers’ obligations under the Credit Agreement to block the taking of actions requiring the consent of the lenders party to that agreement, the Kapoor Trust will be bound by certain decisions made under the Credit Agreement for which it would otherwise have an independent right of consent.
     The description of the Guaranty and Security Agreement herein is only a summary and is qualified in its entirety by the full text of that document, which is filed as an exhibit hereto and incorporated by reference herein.
     The references to the Credit Agreement herein are qualified in their entirety by Akorn’s previous disclosure in its Current Report on
Form 8-K filed with the SEC on January 9, 2009, which is incorporated herein by reference, and the full text of the Credit Agreement, which is incorporated herein by reference to Exhibit 10.1 to that Current Report on Form 8-K. The references to the Subordinated Note herein are qualified in their entirety by Akorn’s previous disclosure in its Current Report on Form 8-K filed with the SEC on August 1, 2008, which is incorporated herein by reference, and the full text of the Subordinated Note, which is incorporated herein by reference to Exhibit 10.1 to that Current Report on Form 8-K. The references to the Modification Agreement herein are qualified in their entirety by Akorn’s previous disclosure in its Current Report on Form 8-K filed with the SEC on April 17, 2009, which is incorporated herein by reference, and the full text of the Modification Agreement, which is incorporated herein by reference to Exhibit 4.2 to such Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Guaranty and Security Agreement dated May 27, 2009 among Akorn, Inc., Akorn (New Jersey), Inc., and the John N. Kapoor Trust dated September 20, 1989.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Interim Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

Date: June 1, 2009